Exhibit 10.4.4.

FORM OF

FIRST AMENDMENT
TO THE
LOWCOUNTRY NATIONAL BANK
DIRECTOR DEFERRED FEE AGREEMENT
EFFECTIVE __________, 20__

THIS AMENDMENT is adopted this __ _ day of ____________________, 20__, by and between LOWCOUNTRY NATIONAL BANK, a national-chartered commercial bank, located in Beaufort, South Carolina (the “Company”), and ______________ (the “Director”).

The Company and the Director executed the DIRECTOR DEFERRED FEE AGREEMENT effective __________, 20__ (the “Agreement”).

The undersigned hereby amend, in part, said Agreement for the purpose of updating the Normal Retirement Date, definition of Return of Equity and the Change of Control Benefit. Therefore, the following changes shall be made:

Article 1.10 of the Agreement shall be deleted in its entirety and replaced by Article 1.10 below.

1.10 “Normal Retirement Date” means the month, day and year in which the Director’s Normal Retirement Age occurs.

Article 1.12 of the Agreement shall be deleted in its entirety and replaced by Article 1.12 below.

1.12 “Return on Equity” means the Company’s after tax net income for the quarter divided by the Company’s equity at the beginning of the quarter, based on the Company’s financial statement prepared in accordance with General Accepted Accounting Principles.

Article 1.14 of the Agreement shall be deleted in it entirety.

Article 4.4.1 of the Agreement shall be deleted in its entirety and replaced by Article 4.4.1 below.

4.4.1 Amount of Benefit. The benefit under this Section 4.4 shall be the Deferral Account balance at the date of the Director’s Termination of Service.

IN WITNESS OF THE ABOVE, the Director and the Company hereby consent to this First Amendment.

LOWCOUNTRY NATIONAL BANK
Director:

By:

Title: